Section 906 Certifications

I, Linwood E. Bradford Jr., the Principal Executive Officer of TH Lee, Putnam Emerging Opportunities Portfolio, certify that, to my knowledge:

1. The form N-CSR of TH Lee, Putnam Emerging Opportunities Portfolio for the period ended April 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of TH Lee, Putnam Emerging Opportunities Portfolio for the period ended April 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of TH Lee, Putnam Emerging Opportunities Portfolio.

Date: June 23, 2006 /s/ Linwood E. Bradford Jr. Linwood E. Bradford Jr. Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, the Principal Financial Officer of TH Lee, Putnam Emerging Opportunities Portfolio, certify that, to my knowledge:

1. The form N-CSR of TH Lee, Putnam Emerging Opportunities Portfolio for the period ended April 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of TH Lee, Putnam Emerging Opportunities Portfolio for the period ended April 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of TH Lee, Putnam Emerging Opportunities Portfolio.

Date: June 23, 2006 /s/ Steven D. Krichmar Steven D. Krichmar Principal Financial Officer